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Exhibit 23.3

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England.
Telephone: 020 7538 0191 Facsimile: 020 7987 9396 Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

January 13, 2005

DryShips Inc.
80 Kifissias Avenue
Amaroussion 15125
Athens Greece

Gentlemen:

At your request we have reviewed the sections of the Prospectus entitled:

  •
  "Risk Factors—The cyclical nature of the international drybulk shipping industry may lead to volatile changes in the charter rates and vessel values, which may adversely affect earnings"

  •
  "Risk Factors—The international drybulk shipping industry reached an historic high in the past several weeks and future growth will depend on continued economic growth in the world economy that exceeds the capacity of the growing wold fleet's ability to match it"

  •
  "Risk Factors—A decline in the market value of our vessels could lead to a default under our loan agreements and the loss of our vessels" and

  •
  "The International Drybulk Shipping Industry", and the statistical and graphical information contained therein, and in any other instance where we are identified as the source of information in the prospectus included in the Registration Statement on Form F-1 (the "Prospectus") of Dryships Inc. (the "Company").

Based on our review of this material, we confirm that such sections of the Prospectus and the statistical and graphical information contained therein accurately describe the international tanker market in all material respects based on available data. We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company of Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm under the heading "Experts" in the Prospectus and to all other references to our firm therein.

DREWRY SHIPPING CONSULTANTS LIMITED
BY:	/S/ NIGEL GARDINER
Name:	Nigel Gardiner
Title:	Managing Director

23113.0002 #539917

Drewry Shipping Consultants Limited – registered in London, England No. 3289135

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  Exhibit 23.3